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                                                                    EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 12, 1999, on the financial statements of Barbella Environmental Technology, Inc. as of and for the year ended December 31, 1998 included in the restated consolidated financial statements of U.S. Plastic Lumber Corp. in its Form 10-K filed with the Securities and Exchange Commission on March 30, 2001 and to all references to our firm in this registration statement.

/s/ Callahan & Co., P.C.
Callahan & Co., P.C.

Red Bank, New Jersey
July 3, 2001